Exhibit 23.1

HANSEN, BARNETT & MAXWELL, P.C.
A Professional Corporation
CERTIFIED PUBLIC ACCOUNTANTS	Registered with the Public Company
5 Triad Center, Suite 750	Accounting Oversight Board
Salt Lake City, UT 84180-1128
Phone: (801)532-2200
Fax: (801) 532-7944
www.hbmcpas.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

e-Future Information Technology Inc.

As an independent registered public accounting firm, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 relating to 194,174 Ordinary Shares of eFuture Information Technology, Inc. of our report dated March 14, 2007 with respect to the consolidated financial statements of e-Future Information Technology Inc. and subsidiary presented in Chinese Yuan (Renminbi) which appear in the amended Form 20-F as filed with the Securities and Exchange Commission on July 6, 2007. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah

August 14, 2007